EXHIBIT 99.1

INVESTMENT BANKING JANNEY MONTGOMERY SCOTT LLC 1717 Arch Street Philadelphia, PA 19103 www.janney.com

April 21, 2020

Members of The Board of Directors

Tetraphase Pharmaceuticals, Inc.

480 Arsenal Way

Watertown, MA 02472

We hereby consent to (i) the use of our opinion letter dated March 15, 2020 to the Board of Directors of Tetraphase Pharmaceuticals, Inc. (the “Company”) included in Annex E to the Proxy Statement/Prospectus which forms a part of the registration statement on Form S-4 (the “Registration Statement”) filed by AcelRx Pharmaceuticals, Inc. (“AcelRx”) relating to the proposed merger of the Company and AcelRx, and (ii) the references to such opinion under the captions “Summary – Opinion of Janney Montgomery Scott LLC, Tetraphase’s Financial Advisor” and “The Merger – Opinion of Janney Montgomery Scott LLC, Tetraphase’s Financial Advisor” in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Janney Montgomery Scott LLC

JANNEY MONTGOMERY SCOTT LLC

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